Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com	Austin Beijing Dallas Houston London Los Angeles New York The Woodlands Washington, DC

March 21, 2011

FiberTower Corporation

185 Berry Street, Suite 4800

San Francisco, California 94107

Gentlemen:

We have acted as special counsel to FiberTower Corporation, a Delaware corporation (the “Issuer”), in connection with the preparation of a registration statement on Form S-3 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2011 pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) shares of common stock, par value $0.001 per share (“Common Shares”), of the Issuer, (ii) warrants to purchase Common Shares (“Warrants”), (iii) rights to purchase Common Shares (“Rights”), and (iv) units consisting of one or more of the securities referred to in the foregoing clauses (i) through (iii), or any combination thereof (“Units”).  The securities referred to in the foregoing clauses (i) through (iv) are collectively referred to herein as the “Securities.”

The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Issuer and a warrant agent.

The Rights will be issued pursuant to a rights agreement (the “Rights Agreement”) between the Issuer and a rights agent.

In arriving at the opinions expressed below, we have examined (i) the certificate of incorporation and bylaws of the Issuer, (ii) the Registration Statement and the exhibits thereto, (iii) the Prospectus and (iv) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Issuer and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies.  In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Issuer to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(i)            the consideration paid for any Common Shares will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”) and the third sentence of Section 152 of the DGCL, or (in each case) any successor provision; and

(ii)           the form and terms of any Warrants, Rights or Units, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Warrants, Rights and Units), the issuance, sale and delivery thereof by the Issuer, and the incurrence and performance by the Issuer of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Warrant Agreement, Rights Agreement or unit agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the certificate of incorporation or bylaws of the Issuer, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Issuer, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.  In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:

1.                             With respect to any Common Shares, assuming (a) the taking by the Issuer of all necessary corporate action to authorize and approve the issuance of such Common Shares, the terms of the offering thereof and related matters and (b) the issuance and delivery of such Common Shares in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for therein, such Common Shares will be validly issued, fully paid and nonassessable.

2.             With respect to any Warrants to be issued under a Warrant Agreement, assuming (a) the taking by the Issuer of all necessary corporate action to authorize and approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the due authorization and valid execution and delivery of the Warrant Agreement by the Issuer and the warrant agent under the Warrant Agreement and (c) the execution, issuance and delivery of such Warrants in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Warrants will constitute valid and legally binding obligations of the Issuer.

3.             With respect to any Rights to be issued under a Rights Agreement, assuming (a) the taking by the Issuer of all necessary corporate action to authorize and approve the issuance and terms of such Rights, the terms of the offering thereof and related matters, (b) the due authorization and valid execution and delivery of the Rights Agreement by the Issuer and the rights agent under the Rights Agreement and (c) the execution, issuance and delivery of such Rights in accordance with the terms of the Rights Agreement and any other applicable agreement, such Rights will constitute valid and legally binding obligations of the Issuer.

4.             With respect to the Units, assuming (a) the taking by the Issuer of all necessary corporate action (as applicable) to authorize and approve (i) the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) the issuance of any Common Shares that are a component of the Units, (iii) the issuance and terms of any Warrants which are a component of the Units, (iv) the execution and delivery of any related Warrant Agreement, (v) the issuance and terms of any Rights which are a component of the Units and (vi) the execution and delivery of any related Rights Agreement and (b) the execution and delivery by all parties thereto and issuance of (i) the applicable Units, (ii) such Common Shares, (iii) such Warrants and Warrant Agreement and (iv) such Rights and Rights Agreement in accordance with (A) the provisions of the Issuer’s certificate of incorporation and bylaws, in the case of Common Shares, the applicable Warrant Agreement, in the case of the Warrants and the applicable Rights Agreement, in the case of the Rights, and (B) the applicable definitive purchase, underwriting or similar agreement approved by the board of directors if the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Units will constitute valid and legally binding obligations of the Issuer.

Our opinions in paragraphs 2, 3 and 4 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We express no opinion other than as to the DGCL (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus.  In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth, LLP